UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

VELAN CAPITAL, L.P. ALTIVA MANAGEMENT INC. BALAJI VENKATARAMAN VIRINDER NOHRIA LTE PARTNERS, LLC LTE MANAGEMENT, LLC MELKONIAN CAPITAL MANAGEMENT, LLC RYAN MELKONIAN TERENCE COOKE DEEPAK SARPANGAL
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Velan Capital, L.P., together with the other participants named herein (collectively, the “Participating Stockholders”), has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes against the election of certain directors of Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”).

Item 1: On May 22, 2019, the Participating Stockholders issued the following press release and delivered a letter to stockholders of the Company, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference:

Velan files definitive proxy materials IN CONNECTION WITH Progenics Pharmaceuticals 2019 annual meeting of stockholders

Sends Letter to Fellow Stockholders Detailing the Persistent Performance, Execution, Accountability, Governance and Transparency Shortcomings that Have Led to the Destruction of Significant Value

Launches Campaign Website www.SavePGNX.com to Serve as a Platform for Real and Necessary Change on the Progenics Board

Urges Stockholders to Send a Clear Message that the Status Quo is No Longer Acceptable by Voting AGAINST the Re-election of Peter Crowley and Michael Kishbauch on the GREEN Proxy Card

Alpharetta, GA - May 22, 2019 /PRNewswire/ -- Velan Capital, L.P. (together with the other participants in its solicitation, “Velan” or “we”), one of the largest stockholders of Progenics Pharmaceuticals, Inc. (“Progenics” or the “Company”)(NASDAQ:PGNX), announced today that it has filed definitive proxy materials, including a GREEN proxy card, urging Progenics stockholders to vote AGAINST the re-election of Peter Crowley and Michael Kishbauch to the Progenics Board of Directors (the “Board”) at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Velan also announced that it has mailed a letter to fellow Progenics stockholders detailing the Board’s troubling track record of presiding over the destruction of significant stockholder value and calling on Progenics stockholders to send a strong message to the Board at the upcoming Annual Meeting that meaningful change is immediately required.

The full text of the letter Velan is mailing to Progenics stockholders can be viewed at the following link:

https://www.savepgnx.com/api/v1/files/11891bf0-e0ee-40b7-a6ee-08d6dea96f6f

Velan also launched a website, www.SavePGNX.com, which contains important stockholder materials in connection with its campaign for change at Progenics, including its definitive proxy statement for the Annual Meeting, and provides instructions for contacting its proxy solicitor, Okapi Partners LLC.

It is time for accountability at Progenics – Velan urges all stockholders to vote for change on the GREEN proxy card!

Investor contacts:

Deepak Sarpangal

(415) 677-7050

campaign@velancapital.com

Okapi Partners LLC

Pat McHugh / Jason Alexander

(212) 297-0720

info@okapipartners.com

Item 2: On May 22, 2019, the following material was posted by the Participating Stockholders to www.SavePGNX.com: